FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

Exhibit 10.12

RESTRICTED STOCK AGREEMENT

CYCLERION THERAPEUTICS, INC.

AGREEMENT made as of the            day of             (the “Grant Date”), between Cyclerion Therapeutics, Inc. (the “Company”), a Massachusetts corporation, and            (the “Participant”).

WHEREAS, the Company has adopted the Cyclerion Therapeutics, Inc. Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company;

WHEREAS, the Company has adopted the Director Compensation Plan (the “Director Compensation Plan”), effective            , to provide for annual grants to the Company’s non-employee directors of restricted shares of the Company’s Common Stock (“Common Stock”);

WHEREAS, pursuant to the provisions of the Plan and the Director Compensation Plan, the Company desires to offer to the Participant restricted shares of Common Stock in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

WHEREAS, Participant wishes to accept said offer; and

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and except where the context otherwise requires, the term “Company” shall have the meaning set forth in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Terms of Grant. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement,            (            ) restricted shares of Common Stock (such shares, subject to adjustment pursuant to Section 20 of the Plan and Subsection 2.1(e) hereof, the “Granted Shares”), receipt of which is hereby acknowledged by the Participant and which will be reported as income on the Participant’s Form 1099 for the applicable calendar year in accordance with the provisions of Section 6 hereof.  The award of Granted Shares evidenced by this agreement is intended to qualify as a stock right substitution under Treas. Regs. §1.409A-1(b)(5)(v)(D) and will be construed accordingly.  Without limiting the foregoing, this Award will be governed in all respects by the terms of the corresponding Ironwood Pharmaceuticals, Inc. restricted stock award, except for (A) the number and type of shares of Common Stock subject to this Award, (B) the post-termination provisions set forth herein, (C) the provisions of Sections 19 and 20 of the Plan, (D) the provisions of the Plan applicable to governance, amendment, termination, administration, interpretation and similar matters, and (E) all other provisions of the Plan that as applied to this award would not be treated as inconsistent with satisfaction of the requirements of Treas. Regs. §1.409A-1(b)(5)(v)(D).

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

2.1                               Forfeiture Provisions.

(a)                                 Lapsing Forfeiture Right.  The Company’s Lapsing Forfeiture Right is as follows:             .

(b)                                 Escrow.  The certificates representing all Granted Shares issued to the Participant hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(b).  The Company shall promptly release from escrow and deliver to the Participant a certificate for the whole number of Granted Shares, if any, as to which the Company’s Lapsing Forfeiture Right has lapsed.  In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so forfeited.  Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.  Notwithstanding any of the foregoing, the Company may, in its sole discretion, elect to evidence any Granted Shares issued to the Participant in book-entry or other electronic form in lieu of the delivery of certificates.

(c)                                  Prohibition on Transfer.  The Participant recognizes and agrees that all Granted Shares, while subject to the Lapsing Forfeiture Right, may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee) or as set forth under Subsection 2.2(a) below.  The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(c), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(c).

(d)                                 Failure to Deliver Granted Shares to be Forfeited.  In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2.1(b) above or otherwise and the Participant or the Participant’s Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement.  The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

(e)                                  Adjustments.  The Plan contains provisions covering the treatment of Common Stock in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

2.2                               General Restrictions on Transfer of Granted Shares.

(a)                                 Notwithstanding anything to the contrary contained in this Agreement, the Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any of the Granted Shares, or any interest therein, even when such shares are no longer subject to the Lapsing Forfeiture Right until such time as the Participant is no longer a director of the Company, except that the Participant may transfer (i) Granted Shares to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Participant and/or Approved Relatives; (ii) subject to the Company’s approval, Granted Shares to an employer of the Participant, or to any partnership, limited liability company or other entity that the Participant is a member, partner, shareholder or other owner of, in each case, if made for no value and pursuant to the requirements of the employment, partnership or other agreement between the entity and the Participant (as applicable); (iii) Granted Shares no longer subject to the Lapsing Forfeiture Right in an amount approved by the Company to be required with respect to the Participant’s estimated total federal, state and local tax obligations associated with the termination of the Lapsing Forfeiture Right; (iv) Granted Shares as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation); or (v) Granted Shares as otherwise approved by the Board or Compensation and HR Committee of the Board, provided that, in the case of Subsections 2.2(a)(i), (ii) and (v), such Granted Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Subsection 2.2(a)) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(b)                                 The Company shall not be required (i) to transfer on its books any of the Granted Shares which shall have been sold or transferred in violation of any of the provisions set forth herein or in the Plan, or (ii) to treat as owner of such Granted Shares or to pay dividends to any transferee to whom any such Granted Shares shall have been sold or transferred.

3.                                      Rights as a Stockholder.  The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

4.                                      Legend.  In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of            with this Company and the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan, copies of which are available for inspection at the offices of the Company or will be made available upon request.”

5.                                      Incorporation of the Plan.  The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being granted to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

by which Plan he or she agrees to be bound.  The provisions of the Plan are incorporated herein by reference.

6.                                      Tax Liability of the Participant and Payment of Taxes.

(a)                                 The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares including, without limitation, the Lapsing Forfeiture Right, shall be the Participant’s responsibility to satisfy and pay.  The Company shall have no liability or obligation relating to the foregoing.

(b)                                 Within thirty (30) days of the date of this Agreement, the Participant may file an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), in substantially the form attached as Exhibit A (the “Election Form”).  The Participant acknowledges that if he or she does not file such an election, as the Granted Shares are released from the Lapsing Forfeiture Right or otherwise in accordance with this Agreement and the Plan, as applicable, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date.  The Participant has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the award of the Granted Shares, the Lapsing Forfeiture Right and the other provisions of this Agreement and the Plan, and the desirability of making an election under Section 83(b) of the Code.  The Participant acknowledges and agrees that, if he or she files an election under Section 83(b) of the Code, he or she will deliver to the Company a copy of the executed Election Form, and the original executed Election Form shall be filed by the Participant with the appropriate Internal Revenue Service office not later than thirty (30) days after the date of this Agreement.

7.                                      Equitable Relief.  The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction.  Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

8.                                      No Obligation to Maintain Relationship.  The Company is not by the Plan or this Agreement obligated to continue the Participant as director of the Company.  The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; and (ii) that this award of Granted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of Common Stock, or benefits in lieu of Common Stock.

9.                                      Notices.  Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

If to the Company:

Cyclerion Therapeutics, Inc.

301 Binney Street

Cambridge, MA 02142

Attn: General Counsel

If to the Participant:

[  ]

or to such other address as either party may designate in writing to the other.  Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

10.                               Benefit of Agreement.  Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

11.                               Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County or the federal courts of the United States for the District of Massachusetts.

12.                               Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

13.                               Entire Agreement.  This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

14.                               Modifications and Amendments; Waivers and Consents.  The terms and provisions of this Agreement may be modified or amended as provided in the Plan.  Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement,

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

15.                               Consent of Spouse/Domestic Partner.  If the Participant has a spouse or domestic partner as of the date of this Agreement, the Participant’s spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of Exhibit B hereto, effective as of the date hereof.  Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties.  If the Participant subsequent to the date hereof, marries, remarries or establishes a domestic partner relationship, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit B.

16.                               Counterparts.  This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.                               Data Privacy.  By entering into this Agreement, the Participant: (i) authorizes the Company, and any agent of the Company administering the Plan or providing Plan record keeping services, to disclose to the Company such information and data as the Company shall request in order to facilitate the grant of the Granted Shares and the administration of this Agreement and the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company to store and transmit such information in electronic form.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CYCLERION THERAPEUTICS, INC.

By:
Name:
Title:

Participant:

[ ]

FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

EXHIBIT A

Election to Include Gross Income in Year
of Transfer Pursuant to Section 83(b)
of the Internal Revenue Code of 1986, as amended

In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby elects to include in his or her gross income as compensation for services the fair market value of the property (described below) at the time of transfer.

The following sets forth the information required in accordance with the Code and the regulations promulgated thereunder:

1.                                      The name, address and social security number of the undersigned are:

Name:

Address:

Social Security No.:

2.                                      The description of the property with respect to which the election is being made is as follows:

(            ) shares (the “Shares”) of Common Stock of Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company”).

3.                                      This election is made for the calendar year            , with respect to the transfer of the property to the Taxpayer on             (the “Grant Date”).

4.                                      Description of restrictions: The property is subject to the following restrictions:

In the event taxpayer’s service as a director of the Company is terminated, the taxpayer shall forfeit the Shares as set forth below:

A.                                    [  ].

5.                                      The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $            per Share.

6.                                      A copy of this statement has been furnished to the Company.

Signed this       day of           ,     .

[ ]

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FOIA Confidential Treatment Requested by Cyclerion Therapeutics, Inc.

Pursuant to 17 CFR 200.83

EXHIBIT B

CONSENT OF SPOUSE/DOMESTIC PARTNER

I,           , spouse or domestic partner of            , acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of            (the “Agreement”) to which this Consent is attached as Exhibit B and that I know its contents.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.  I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right and certain other restrictions in favor of Cyclerion Therapeutics, Inc. (the “Company”) and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and the Plan and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement and the Plan.

I agree to the Lapsing Forfeiture Right and the other terms of the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner’s legal representative in accordance with the provisions of the Agreement.  Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT AND THE PLAN ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT.  I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT AND THE PLAN CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the       day of           ,     .

Signature

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